     As filed with the Securities and Exchange Commission on April 23, 1999.
                                                     Registration No. 333-19391


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               GALILEO CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                        04-2526583
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                      Identification Number)


        GALILEO PARK, P.O. BOX 550, STURBRIDGE, MA 01566, (508) 347-9191 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                 JOSEF W. ROKUS
                          Vice President and Secretary
                               Galileo Corporation
                                  Galileo Park
                                  P.O. Box 550
                         Sturbridge, Massachusetts 01566
                                 (508) 347-9191
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                           DAVID R. POKROSS, JR., ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------







         The Registration Statement on Form S-3 (Registration No. 333-19391) registered 269,913 shares (the "Shares") of Common Stock, $0.01 par value per share, of Galileo Corporation held by certain shareholders (the "Selling Shareholders") named in the Registration Statement. Of the 269,913 Shares, the Selling Shareholders or their donees have sold 141,335; the remaining 128,578 are now eligible for sale pursuant to Rule 144. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment is filed to deregister the 128,578 unsold Shares.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sturbridge, Commonwealth of Massachusetts, on April 22, 1999.


                                             GALILEO CORPORATION



                                              By:    /s/ Josef W. Rokus
                                                 -----------------------------
                                                     Josef W. Rokus
                                                     Vice President